Investor Presentation Fourth Quarter 2015 Exhibit 99.1

Forward Looking Statements The information contained in this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause the Corporation's actual results to differ materially from any future results expressed or implied by such forward-looking statements.  Please refer to our Annual Report on Form 10-K for the year ended December 31, 2014, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, and our other filings with the SEC for a discussion of those factors that could impact our future results.  Other than to the extent required by applicable law, the Corporation undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date of such statements.

1 See appendix for reconciliation to GAAP. 2015 Full Year Highlights NPLs decreased by $29 million YoY; ratio at 2.7% NPL inflows, excluding consumer loans, down by $114 million YoY NCOs ratio of 0.98% compared to 0.90% last year Credit (excluding covered loans) Reported adjusted net income of $375 million¹ Strong margins: Popular, Inc. 4.48%, BPPR 4.87% Earnings Reinstated common stock quarterly dividend Robust capital; Common Equity Tier 1 Capital ratio of 16.2% Strong DFAST results Year-end tangible book value per share of $42.18 compared to $35.89 for 2014 Capital Year Events Purchased over $2 billion of assets as part of Doral Bank transaction Purchased Doral insurance agency portfolio and $5 billion in Doral related MSRs Completed U.S. reorganization Continued strong U.S. loan growth Partial U.S. DTA allowance reversal

Market Leadership in Puerto Rico Source: Puerto Rico Office of the Commissioner of Financial Institutions, COSSEC, and 10K Reports.*Information included pertains to P.R. Commercial Banks and Credit Unions. ¹ Mortgage loan production and credit card data for certain competitors is not publicly available; figures presented for competitors were estimated. Popular’s Puerto Rico Market Share by Category Popular’s Puerto Rico Market Share Trend 38% 37% 35% 42% 40% 39% 39% 41% 44% 24% 23% 22% 33% 34% 35% 36% 38% 41% 2007 2008 2009 2010 2011 2012 2013 2014 Q3 2015 Total Deposits (net of brokered) Total Loans

1 See appendix for reconciliation to GAAP. 2 Adjusted for Doral remeasurement, see appendix for GAAP results. Q4 2015 Highlights NPLs decreased by $33 million QoQ; ratio at 2.7% NPL inflows, excluding consumer loans, down by $87 million QoQ NCOs ratio of 1.48% compared to 0.83% last quarter Credit (excluding covered loans) Reported adjusted net income of $98 million¹ Strong margins: Popular, Inc. 4.39%2, BPPR 4.80%2 Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.2% Capital Quarter Events Completed fair value assessment of Doral transaction Incremental U.S. DTA allowance reversal

P.R. Public Sector Exposure

Our current direct exposure to the P.R. Government, instrumentalities, and municipalities is $669 million, of which approximately $578 million is outstanding. The outstanding balance remained essentially flat from Q3 2015, but down $233 million from Q4 2014.

Central Government & Public Corporations

• Central Government securities exposure consists of GDB notes, senior COFINA bonds and insured general obligation bonds of the Commonwealth.

•Loans to Public Corporations are obligations that have a pledge of a specific source of income or revenues identified for their repayment.

Municipalities

Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and a percentage of the sales and use tax.

Indirect Exposure

Indirect exposure includes loans or instruments that are payable by non-governmental entities and have a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related.

Outstanding P.R. government exposure [1] *($ in millions)*	Loans	Securities	Total
Central Government [1]	$ -	$ 18	$ 18
Public Corporations			
PRASA	15	0	15
PREPA [2]	42	0	42
Total Central Govt & Public Corp.	57	19	76
as % of Tier 1 Risk-Based Capital			*1.9%*
Municipalities	445	57	502
Direct Government Exposure	$ 502	$ 76	$ 578
Indirect Exposure	$ 344	$ 50	$ 394

[1] Numbers may not add to total due to rounding.
[2] PREPA loans have a UPB of $75 million and are classified as held for sale.

POPULAR.
5

Financial Summary (non-GAAP)¹ ¹ Unaudited. See Appendix for reconciliation to GAAP.

FDIC Loss Share Asset

Capital Ratios (%) Popular’s capital metrics continued to be robust with Common Equity Tier 1 (CET1) of 16.2% Common stock quarterly dividend reinstated Regulatory capital ratios remained flat due to Doral fair value remeasurement which reduced CET1 by 41 basis points Note: Capital ratios for the current quarter are preliminary Popular, Inc.

De-risked Loan Portfolios

(Excluding covered loans) *($ in millions)*

Highlights

- The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content
- The P.R. commercial portfolio reductions include:
  - Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 43%
  - Construction portfolio is down by 92% since Q4 2007
  - SME[1] lending is down by 46% from Q4 2007
- Collateralized exposure now represents a larger portion of consumer loan portfolio
- Unsecured loan credit quality has improved as overall FICO scores have increased

Loan Composition (Held-in Portfolio)

	P.R.		U.S.		Total		
$ in millions	Q4 2007	Q4 2015	Q4 2007	Q4 2015	Q4 2007	Q4 2015	Variance
Commercial	$7,774	$7,368	$4,515	$2,731	$12,288	$10,099	($2,189)
Consumer	3,552	3,346	1,698	491	5,249	3,838	(1,412)
Mortgage	2,933	6,127	3,139	909	6,071	7,036	965
Construction	1,231	101	237	580	1,468	681	(787)
Leases	814	628	-	-	814	628	(187)
Legacy	-	-	2,130	64	2,130	64	(2,066)
Total	**$16,304**	**$17,571**	**$11,718**	**$4,776**	**$28,021**	**$22,346**	**($5,675)**

P.R. Commercial & Construction Distribution

	Q4 2007		Q4 2015		Variance		NCOs
	($mm)	(%)	($mm)	(%)	($mm)	(%)	Distribution[2]
CRE SME[1]	$2,938	33%	$2,012	27%	($926)	-32%	25%
C&I SME[1]	2,287	25%	792	11%	(1,495)	-65%	29%
C&I Corp	1,592	18%	1,866	25%	274	17%	5%
Construction	1,231	14%	101	1%	(1,130)	-92%	35%
CRE Corp	892	10%	2,567	34%	1,675	188%	5%
Multifamily	64	1%	132	2%	68	106%	1%
Total	**$9,004**		**$7,469**		**($1,535)**	**-17%**	**100%**

[1] Small and Medium Enterprise

[2] NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q4 2015 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015.

POPULAR.

9

Note: Numbers may not add to total due to rounding.

Non-Performing Assets Highlights NPAs, including covered loans, down by $36 million QoQ NPLs, excluding covered loans, down by $33 million QoQ P.R. NPLs at $575 million, or 3.3% of loans, down by $35 million Commercial NPLs down by $58 million mostly the result of: $31 million in charge-offs that were specifically reserved in prior periods $21 million related to bulk sale of loans with book value of $34 million Consumer NPLs up by $17 million mostly due to a single loan collateralized by P.R. securities U.S. NPLs at $27 million, or 0.6% of loans, up by $2 million Differences due to rounding. 1 Non-Performing Assets (including covered assets) ($ in millions) Non-Performing Loans (excluding covered loans) ($ in millions) 771 1,203 2,276 1,572 1,738 1,425 598 630 2.8% 4.7% 9.6% 7.6% 8.4% 6.8% 2.8% 3.3% 2007 2008 2009 2010 2011 2012 2013 2014 Mortgage Commercial & Construction Other NPL/Loans (HIP) 665 576 635 602 3.2% 2.6% 2.8% 2.7% Q1 15 Q2 15 Q3 15 Q4 15

NPL Inflows Total NPL Inflows ($ in millions) Highlights Total NPL inflows down $87 million QoQ P.R. commercial inflows, including construction, down by $74 million Prior quarter included the addition of three large credits, the largest of which was a $49 million relationship P.R. mortgage inflows decreased by $9 million U.S. NPL inflows decreased by $5 million QoQ, driven by lower construction inflows Excludes consumer loans Metrics exclude covered loans. Differences due to rounding. Mortgage NPL Inflows ($ in millions) Commercial, Construction, and Legacy NPL Inflows ($ in millions)

NCO ($ in millions) and NCO-to-Loan Ratio Provision ($ in millions) and Provision-to-NCO Ratio Additional Credit Metrics Highlights NCO increase of $37 million QoQ mainly driven by: Higher commercial NCOs by $35 million; $31 million related to previously reserved large relationships NCO ratio of 1.48% vs. 0.83% in Q3 2015 Adjusted provision of $47 million, decreasing by $13 million QoQ Provision to NCO of 56% compared to 128% in Q3 2015; the provision for Q4 2015 was 90.3% of NCOs, excluding the $31 million of previously reserved loans. ALLL at $503 million, decreasing by $33 million QoQ ALLL to loans at 2.25% vs. 2.38% in Q3 2015 ALLL to NPL coverage ratio flat at 84% in Q4 2015 Metrics exclude covered loans. Differences due to rounding. ALLL ($ in millions), ALLL-to-NCO and ALLL-to-NPL Ratios

Driving Shareholder Value Capital Robust capital with Common Equity Tier 1 Capital of 16.2% Strong DFAST Results Earnings Unique franchise in P.R. provides strong, stable revenue-generating capacity Continued strong loan growth in the U.S. Additional Value EVTC ownership and Banco BHD León stake Recent Accomplishments Common stock dividend reinstatement Doral transactions Completed U.S. reorganization

Investor Presentation Fourth Quarter 2015 APPENDIX

Corporate Structure – Popular, Inc.

Franchise	
Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$36 billion (among top 50 BHCs in the U.S.)
Loans	$23 billion
Deposits	$27 billion
Banking branches	232 in Puerto Rico, New York, New Jersey, Florida and U.S. and British Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$2.9 billion

Summary Corporate Structure


POPULAR.
Assets = $36 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Banco Popular North America[1]
Puerto Rico Operations
Assets = $28 billion
United States Operations
Assets = $8 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment

EVERTEC

- Transaction processing, business processes outsourcing
- 15.54% stake
- Adjusted EBITDA of $186.4 million for the year ended September 30, 2015

Banco BHD León

- Dominican Republic bank
- 15.84% stake
- 2014 approximate net income of $123 million

PRLP 2011 Holdings, LLC

- Construction and commercial loans vehicle
- 24.9% stake

PR Asset Portfolio 2013-1 International, LLC

- Construction, commercial loans and OREOs vehicle
- 24.9% stake

Information as of December 31, 2015

[1] Doing business as Popular Community Bank

POPULAR.
15

GAAP Reconciliation Full Year 2015

($ in thousands)	Actual Results (U.S. GAAP)	BPNA Reorganization	Doral Transaction	OTTI	Reversal of DTA U.S. Operations	Loss on Bulk Sale of Covered OREOs	Adjustment to FDIC Indemnification Assets	MSRs Acquired	Impairment of Loans Under Proposed Portfolio Sale	Bulk Sale	Adjusted Results (Non-GAAP)
	YTD 2015 *										
Net interest income	$1,408,983	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$1,408,983
Provision for loan losses – non-covered loans	217,458	-	-	-	-	-	-	-	15,190	5,852	196,416
Provision (reversal) for loan losses – covered loans [1]	24,020	-	-	-	-	-	-	-	-	-	24,020
Net interest income after provision for loan losses	1,167,505	-	-	-	-	-	-	-	(15,190)	(5,852)	1,188,547
Mortgage banking activities	81,802	-	844	-	-	-	-	4,378	-	-	76,580
Other-than-temporary impairment losses on investment securities	(14,445)	-	-	(14,445)	-	-	-	-	-	-	-
FDIC loss-share income	20,062	-	-	-	-	17,566	(10,887)	-	-	-	13,383
Other non-interest income	432,122	-	2,072	-	-	-	-	-	-	-	430,050
Total non-interest income	519,541	-	2,916	(14,445)	-	17,566	(10,887)	4,378	-	-	520,013
Personnel costs	477,519	-	7,103	-	-	-	-	-	-	-	470,416
Net occupancy expenses	86,888	-	4,103	-	-	-	-	-	-	-	82,785
Equipment expenses	60,110	-	725	-	-	-	-	-	-	-	59,385
Professional fees	308,985	-	15,481	-	-	-	-	-	-	-	293,504
Communications	25,146	-	70	-	-	-	-	-	-	-	25,076
Business promotion	52,076	-	501	-	-	-	-	-	-	-	51,575
Other real estate owned (OREO) expenses	85,568	-	-	-	-	21,957	-	-	-	-	63,611
Amortization of intangibles	11,019	-	-	-	-	-	-	-	-	-	11,019
Restructuring costs	18,412	18,412	-	-	-	-	-	-	-	-	-
Other operating expenses	162,498	-	509	-	-	-	-	-	-	-	161,989
Total operating expenses	1,288,221	18,412	28,492	-	-	21,957	-	-	-	-	1,219,360
Income from continuing operations before income tax	398,825	(18,412)	(25,576)	(14,445)	-	(4,391)	(10,887)	4,378	(15,190)	(5,852)	489,200
Income tax (benefit) expense	(495,172)	-	(7,690)	(2,486)	(589,030)	(1,712)	(2,177)	1,707	(5,924)	(2,282)	114,422
Income from continuing operations	$ 893,997	$ (18,412)	$ (17,886)	$ (11,959)	$ 589,030	$ (2,679)	$ (8,710)	$ 2,671	$ (9,266)	$ (3,570)	$ 374,778
Income from discontinued operations, net of tax	$ 1,347	$ 1,347	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net income	$ 895,344	$ (17,065)	$ (17,886)	$ (11,959)	$ 589,030	$ (2,679)	$ (8,710)	$ 2,671	$ (9,266)	$ (3,570)	$ 374,778

Basic EPS	$ 8.66
Diluted EPS	$ 8.65
Net interest margin	4.48%
Tangible common book value per common share	$ 42.18
Market value per common share	$ 28.34

POPULAR.

16

* Unaudited.

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

GAAP Reconciliation Q4 2015

($ in thousands)	Q4 2015 * Actual Results (U.S. GAAP)	BPNA Reorganization	Doral Transaction Re measurement	Bulk Sale	Impairment of Loans Under Proposed Portfolio Sale	Reversal of DTA U.S. Operations	Adjusted Results (Non-GAAP)
Net interest income	$ 352,500	$ -	$ 1,952	$ -	$ -	$ -	$ 350,548
Provision for loan losses – non-covered loans	57,711	-	-	5,852	5,064	-	46,795
Provision (reversal) for loan losses – covered loans [1]	820	-	-	-	-	-	820
Net interest income after provision for loan losses	293,969	-	1,952	(5,852)	(5,064)	-	302,933
Mortgage banking activities	23,430	-	833	-	-	-	22,597
FDIC loss-share income	(4,359)	-	-	-	-	-	(4,359)
Other non-interest income	113,367	-	-	-	-	-	113,367
Total non-interest income	132,438	-	833	-	-	-	131,605
Personnel costs	119,221	-	-	-	-	-	119,221
Net occupancy expenses	20,616	-	-	-	-	-	20,616
Equipment expenses	16,035	-	-	-	-	-	16,035
Professional fees	77,854	-	-	-	-	-	77,854
Communications	6,759	-	-	-	-	-	6,759
Business promotion	15,162	-	-	-	-	-	15,162
Other real estate owned (OREO) expenses	9,997	-	-	-	-	-	9,997
Amortization of intangibles	2,522	-	(628)	-	-	-	3,150
Restructuring costs	1,004	1,004	-	-	-	-	-
Other operating expenses	36,638	-	-	-	-	-	36,638
Total operating expenses	305,808	1,004	(628)	-	-	-	305,432
Income before income tax	120,599	(1,004)	3,413	(5,852)	(5,064)	-	129,106
Income tax expense (benefit)	(16,827)	-	731	(2,282)	(1,975)	(44,103)	30,802
Net income	$ 137,426	$ (1,004)	$ 2,682	$ (3,570)	$ (3,089)	$ 44,103	$ 98,304

Basic EPS	$ 1.32
Diluted EPS	$ 1.32
Net interest margin	4.42%
Tangible common book value per common share	$ 42.18
Market value per common share	$ 28.34

POPULAR.

17

* Unaudited.
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

GAAP Reconciliation Q3 2015

($ in thousands)	Q3 2015 * Actual Results (U.S. GAAP)	BPNA Reorganization	Doral Transaction	MSRs Acquired	Impairment of Loans Under Proposed Portfolio Sale	Adjusted Results (Non-GAAP)
Net interest income	$ 350,735	$ -	$ -	$ -	$ -	$ 350,735
Provision for loan losses – non-covered loans	69,568	-	-	-	10,126	59,442
Provision for loan losses – covered loans [1]	(2,890)	-	-	-	-	(2,890)
Net interest income after provision for loan losses	284,057	-	-	-	(10,126)	294,183
Mortgage banking activities	24,195	-	844	4,378	-	18,973
FDIC loss-share income	1,207	-	-	-	-	1,207
Other non-interest income	105,707	-	(10)	-	-	105,717
Total non-interest income	131,109	-	834	4,378	-	125,897
Personnel costs	120,863	-	806	-	-	120,057
Net occupancy expenses	21,277	-	1,151	-	-	20,126
Equipment expenses	14,739	-	-	-	-	14,739
Professional fees	77,154	-	3,599	-	-	73,555
Communications	6,058	-	-	-	-	6,058
Business promotion	12,325	-	100	-	-	12,225
Other real estate owned (OREO) expenses	7,686	-	-	-	-	7,686
Amortization of intangibles	3,512	-	-	-	-	3,512
Restructuring costs	481	481	-	-	-	-
Other operating expenses	42,802	-	-	-	-	42,802
Total operating expenses	306,897	481	5,656	-	-	300,760
Income from continuing operations before income tax	108,269	(481)	(4,822)	4,378	(10,126)	119,320
Income tax expense	22,620	-	(1,050)	1,707	(3,949)	25,912
Income from continuing operations	$ 85,649	$ (481)	$ (3,772)	$ 2,671	$ (6,177)	$ 93,408
Income from discontinued operations, net of tax	$ (9)	$ (9)	$ -	$ -	$ -	$ -
Net income	$ 85,640	$ (490)	$ (3,772)	$ 2,671	$ (6,177)	$ 93,408
Basic EPS	$ 0.82					
Diluted EPS	$ 0.82					
Net interest margin	4.39%					
Tangible common book value per common share	$ 42.71					
Market value per common share	$ 30.23					

POPULAR.

18

* Unaudited.

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Business Segments (GAAP)* * Unaudited ¹ Non-fully taxable equivalent

Consolidated Credit Summary (Excluding Covered Loans) 1 Excluding provision for loan losses and net write-downs related to the assets sales 2 Excluding the impact of the $5.1 million and $10.1 million impairment in Q4 2015 and Q3 2015, respectively, on the WB loans the Corporation has either sold or intends to sell and are subject to the ongoing arbitration with the FDIC. Note: Numbers may not add to total due to rounding.

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B2 Negative Fitch BB- Stable Outlook S&P B+ Negative January Fitch raised to BB- from B+; outlook stable October Moody’s revised outlook to negative February Moody's placed BPOP on review for downgrade May Moody’s downgraded BPOP to B2; outlook negative February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2013 2014 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative

Investor Presentation Fourth Quarter 2015